Exhibit 8.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

June 19, 2023

Goal Acquisitions Corp.

12600 Hill Country Boulevard, Building R, Suite 275

Bee Cave, TX 78738

Re: Tax Opinion

Ladies and Gentlemen:

We have acted as U.S. federal tax counsel to Goal Acquisitions Corp., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with (a) the proposed combination of the Company and Digital Virgo Group (“Digital Virgo”), to be effected pursuant to the Amended and Restated Business Combination Agreement dated as of February 8, 2023 by and among the Company, Digital Virgo, and certain other parties (the “Merger”), and (b) the filing of the Registration Statement on Form F-4, File No. 333-272107 (as amended through the date hereof, the “Registration Statement”) of Digital Virgo, including the preliminary proxy statement and prospectus forming a part thereof, with the Securities and Exchange Commission. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, we have examined the Business Combination Agreement, the Registration Statement, the representation letters of the Company and Digital Virgo dated as of the date hereof delivered to us for purposes of this opinion (the “Representation Letters”), and such other documents as we have deemed necessary or advisable for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Merger (also referred to in the Registration Statement as the “business combination”) will be consummated in the manner described in the Business Combination Agreement and the Registration Statement, (ii) the statements concerning the Merger set forth in the Business Combination Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) any representations made in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Representation Letters subject to qualification relating to the knowledge, belief, expectation or intent of any party are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case, without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants and agreements contained in the Merger Agreement.

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Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and warranties set forth in the documents referred to above.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein, and we do not undertake to advise you of any changes in applicable tax laws or authorities upon which our opinion is based. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations” are complete and accurate in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. This opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the use of our name under the caption “Legal Matters” in the Registration Statement and to the use of this opinion for filing as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Proskauer Rose LLP